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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Plans Administration Committee of
Citigroup Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91308 and 333-119680) of Citigroup Inc. of our report dated June 28, 2006 with respect to the financial statements of Citibuilder 401(k) Plan for Puerto Rico (the Plan) as of and for the years ended December 31, 2005 and 2004, and the related supplemental schedule, which appear in the December 31, 2005 annual report on Form 11-K of the Plan.




/s/ KPMG LLP

New York, New York
June 28, 2006